As filed with the Securities and Exchange Commission on October 25, 2007
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FREESEAS INC.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4412	Not Applicable

(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No.)
89 Akti Miaouli & 4 Mavrokordatou Street, 185 38, Piraeus, Greece
011-30-210-452-8770

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Broad and Cassel
Attention: A. Jeffry Robinson, P.A.
2 S. Biscayne Boulevard, 21st Floor
Miami, Florida 33131
Telephone: (305) 373-9400
Facsimile: (305) 995-6402

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

A. Jeffry Robinson, P.A. Broad and Cassel 2 S. Biscayne Boulevard, 21st Floor Miami, Florida 33131 Telephone: (305) 373-9400 Facsimile: (305) 995-6402	Stephen P. Farrell, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Telephone: (212) 309-6000 Facsimile: (212) 309-6001
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-145203
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE
EXPLANATION AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Exhibits and Financial Statement Schedules
SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Reeder & Simpson P.C.
Ex-23.2 Consent of PricewaterhouseCoopers S.A.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering Price	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Per Security(2)	Offering Price(2)	Fee(3)
Common Stock, par value US $0.001 per share	1,150,000 shares	$8.25	$9,487,500	$292

(1)	Includes shares of common stock, if any, that may be sold to cover the exercise of an over-allotment option granted to the underwriters.

(2)	Based on the proposed offering price for the shares of common stock offered hereby.

(3)	Calculated under Rule 457(o) of the Securities Act of 1933.

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATION AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement on Form F-1 is being filed with the Securities and Exchange Commission (which we refer to as the Commission) by FreeSeas Inc., a Marshall Islands corporation (which we refer to as the Company), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form F-1 (Registration No. 333-145203), which was declared effective by the Commission on October 24, 2007.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Exhibits and Financial Statement Schedules
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-145203 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith:

Exhibit
No.	Exhibit Description	Where Filed

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to the Registrant, as to the validity of the shares of common stock	Filed herewith

23.1	Consent of Reeder & Simpson P.C.	Included in its opinion filed as Exhibit 5.1

23.2	Consent of PricewaterhouseCoopers S.A.	Filed herewith

24.1	Power of Attorney	Incorporated by reference to Registration Statement on Form F-1 (file no. 333-145203)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piraeus, Country of Greece on October 24, 2007.

FREESEAS INC.
By:	/s/ Ion G. Varouxakis
Name:	Ion G. Varouxakis
Title:	Chairman of the Board, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ Ion G. Varouxakis Ion G. Varouxakis	Chairman of the Board, Chief Executive Officer and President (Principal executive officer)	October 24, 2007

/s/ Dimitris D. Papadopoulos Dimitris D. Papadopoulos	Chief Financial Officer (Principal financial and accounting officer)	October 24, 2007

*	Vice President, Treasurer and Director	October 24, 2007

Kostas Koutsoubelis

*	Director	October 24, 2007

Matthew McCleery

*	Director	October 24, 2007

Focko Nauta

*	Director	October 24, 2007

Dimitrios Panagiotopoulos

*By:	/s/ Ion G. Varouxakis	October 24, 2007

Ion G. Varouxakis
as Attorney-in-Fact

Authorized U.S. Representative:

By:	A. Jeffry Robinson, P.A.

By:	/s/ A. Jeffry Robinson	October 24, 2007

Name: A. Jeffry Robinson
Title: President

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description	Where Filed

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to the Registrant, as to the validity of the shares of common stock	Filed herewith

23.1	Consent of Reeder & Simpson P.C.	Included in its opinion filed as Exhibit 5.1

23.2	Consent of PricewaterhouseCoopers S.A.	Filed herewith

24.1	Power of Attorney	Incorporated by reference to Registration Statement on Form F-1 (file no. 333-145203)

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